Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 14, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in La-Z-Boy Incorporated’s Annual Report on Form 10-K for the year ended April 24, 2010.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
August 19, 2010